Correction -- Roanoke Technology Corp.
Friday November 19, 11:18 am ET

In the news release, Roanoke Technology Corp. (OTC Bulletin Board: RNKE - News) Announces Plans to Retire 100 Million Shares Of Common Stock, issued earlier today by Roanoke Technology Corp. over PR Newswire, we are advised by the company that the first paragraph, first sentence, should read "CEO David Smith plans to convert 100,000,000 shares of his personal stock to Class A common stock" rather than "to preferred stock" as originally issued in inadvertently.






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Source: Roanoke Technology Corp.




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Press Release                                   Source: Roanoke Technology Corp.


Roanoke Technology Corp. Announces Plans to Retire
100 Million Shares Of Common Stock
Friday November 19, 9:56 am ET

ROCKY MOUNT, N.C., Nov. 19 /PRNewswire-FirstCall/ -- Roanoke Technology Corp. (OTC Bulletin Board: RNKE - News) announces that CEO David Smith plans to
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convert 100,000,000 shares of his personal stock to preferred stock, allowing
RTC to retire the 100,000,000 shares of common stock. This retirement will occur over the course of the next few weeks in 25 million share lots. RNKE C.E.O. David Smith commented, "This is just one step in our efforts to increase shareholder value."

Note: "Safe Harbor" Statement Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the company' expectations with regard to the future impact on the company's results from new products in development are forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.


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Source: Roanoke Technology Corp.